EXHIBIT 23.1

               [LETTERHEAD OF DASZKAL BOLTON MANELA DEVLIN & CO.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement (Form SB-2, No. 333-60186) of Visitel Eneterprises Corp. and the related prospectus of our audit report dated Dec ember 3, 2001 with respect to the balance sheets at September 30, 2001 and 2000, and statements of operations, shareholders' equity and cash flows of Visitel Enterprises Corp. for the periods then ended included in the Form 10-KSB for the year ended September 30, 2001.


                                    /s/ Daszkal Bolton Manela Devlin & Co., CPAs

Boca Raton, Florida
December 28, 2001